Exhibit 32.1
Certifications Of Principal Executive Officer And Principal Financial Officer Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002
In connection with the Annual Report of Squarespace, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 28, 2024	By:	/s/ Anthony Casalena
Anthony Casalena
Chief Executive Officer
(Principal Executive Officer)
In connection with the Annual Report of Squarespace, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 28, 2024	By:	/s/ Nathan Gooden
Nathan Gooden
Chief Financial Officer
(Principal Financial Officer)